Exhibit 99.2


                             INFOWAVE SOFTWARE, INC.
                        Suite 200, 4664 Lougheed Highway
                            Burnaby, British Columbia
                                     V5C 5T5
                              Phone: (604) 473-3600


                          NOTICE OF 2001 EXTRAORDINARY
                           GENERAL MEETING OF MEMBERS

TAKE NOTICE that an Extraordinary General Meeting (the "Meeting") of the members of INFOWAVE SOFTWARE, INC. (hereinafter called the "Company") will be held at the Head Office of the Company at Suite 200, 4664 Lougheed highway, Burnaby, British Columbia, on September 26, 2001 at the hour of 10:00 a.m. (Pacific time) for the following purposes:

1. To approve the possible issuance of up to 3,510,455 common shares to Mr. Thomas Koll, President and Chief Executive Officer of the Company upon exercise of warrants granted to Mr. Koll in connection with a US$5,000,000 credit facility established by him in favour of the Company.

2. To approve a private placement of a minimum of US$5,000,000 and a maximum of US$10,000,000 (as may be increased by up to US$5,000,000 to up to US$15,000,000) of Special Warrants and to authorize one or more other private placements on terms not less favourable than the private placement of Special Warrants, provided that the total amount of the private placement of Special Warrants and all such other private placements shall not exceed US$15,000,000.

3. To approve an amendment to the Company's Articles increasing the quorum requirement for a General Meeting of Members from 10% to 25% of the issued shares of the Company.

4.                To  approve  an  amendment  to  the   Company's   Memorandum
                  increasing  the  authorized   capital  from  100,000,000  to
                  200,000,000 Common Shares without par value.

5. To approve an increase in the number of Common Shares issued in the past and issuable in the future under the Company's Stock Option Plan from 7,040,045 Common Shares to 8,568,679 Common Shares.

Accompanying this Notice are an Information Circular and Form of Proxy.

A member entitled to attend and vote at the Meeting is entitled to appoint a proxy holder to attend and vote in his stead. If you are unable to attend the Meeting in person, please read the Notes accompanying the Form of Proxy enclosed herewith and then complete and return the Proxy within the time set out in the Notes. The enclosed Form of Proxy is solicited by Management but, as set out in the Notes, you may amend it if you so desire by striking out the names listed therein and inserting in the space provided the name of the person you wish to represent you at the Meeting.

DATED at Vancouver, British Columbia, this 21st day of August, 2001.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                  "Todd Carter"

                                   Todd Carter
                             Chief Financial Officer

                          PAGE INTENTIONALLY LEFT BLANK

                             INFOWAVE SOFTWARE, INC.

                    EXTRAORDINARY GENERAL MEETING OF MEMBERS

                              INFORMATION CIRCULAR

                         AS AT AND DATED August 20, 2001

                             SOLICITATION OF PROXIES

This Information Circular accompanies the Notice of the Extraordinary General Meeting (the "Meeting") of members of INFOWAVE SOFTWARE, INC. (the "Company") and is furnished in connection with a solicitation of proxies for use at the Meeting and at any adjournment thereof. The enclosed Form of Proxy is being solicited by management of the Company. Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company may reimburse members' nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy. The cost of solicitation will be borne by the Company.

                           APPOINTMENT OF PROXYHOLDER

The individuals named in the accompanying Form of Proxy (i.e., the Management proxy) are the Chief Executive Officer and the Chief Financial Officer of the Company. A MEMBER WISHING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A MEMBER) TO REPRESENT HIM AT THE MEETING HAS THE RIGHT TO DO SO, EITHER BY INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY OR BY COMPLETING ANOTHER FORM OF PROXY.

A proxy will not be valid unless the completed Form of Proxy is received by the Company at the offices of the Company's registrar and transfer agent, Computershare Trust Company of Canada, at its offices at 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, or at the head office of the Company at Suite #200, 4664 Lougheed Highway, Burnaby, British Columbia, V5C 5T5, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting or any adjournment thereof, or if delivered to the Chairman of the Meeting prior to the start of the Meeting.

                              REVOCABILITY OF PROXY

In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the member or his attorney authorized in writing or, if the member is a corporation, by a duly authorized officer or attorney thereof, and deposited either at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof or, as to any matter in respect of which a vote shall not already have been cast pursuant to such proxy, with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, and upon either of such deposits the proxy is revoked.

A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation. A member of the Company may also revoke a proxy by signing a form of proxy bearing a later date and returning such proxy to the Chairman of the Meeting prior to the commencement of the Meeting.

A person duly appointed under an instrument of proxy will be entitled to vote the shares represented thereby, only if the Form of Proxy is properly completed and delivered in accordance with the requirements set out above under the heading "Appointment of Proxyholder" and such proxy has not been revoked.

                  VOTING OF PROXIES AND EXERCISE OF DISCRETION

If the instructions as to voting indicated in a proxy are certain, the shares represented by the proxy will be voted on any poll where a choice with respect to any matter to be acted upon has been specified in the proxy, in accordance with the specifications so made. IF A CHOICE IS NOT SO SPECIFIED, IT IS INTENDED THAT THE PERSON DESIGNATED BY MANAGEMENT IN THE ACCOMPANYING FORM OF PROXY WILL VOTE THE

SHARES REPRESENTED BY THE PROXY IN FAVOUR OF EACH MATTER IDENTIFIED ON THE FORM OF PROXY.

The Form of Proxy accompanying this Information Circular confers discretionary authority upon the named proxy holder with respect to amendments or variations to the matters identified in the accompanying Notice of Meeting and with respect to any other matters which may properly come before the Meeting. As of the date of this Information Circular, the management of the Company knows of no such amendment or variation of matters to come before the Meeting other than those referred to in the accompanying Notice of Meeting.

                   VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The Company is currently authorized to issue 100,000,000 common shares without par value (the "Common Shares"). There are 23,411,003 Common Shares issued and outstanding as of August 20, 2001. The Board of Directors of the Company have determined that all members of record as of August 20, 2001 will be entitled to receive notice of and to vote at the Meeting. At a general meeting of the Company on a show of hands, every member present in person and entitled to vote shall have one vote and on a poll every member present in person or represented by proxy or other proper authority and entitled to vote shall have one vote for each common share of which he is the holder. Common Shares represented by proxy will only be voted on a poll.

To the knowledge of the Directors and Senior Officers of the Company as at the date hereof, the persons or companies beneficially owning, directly or indirectly, or exercising control or direction over voting securities carrying more than 10% of the outstanding voting rights of the Company are as follows:

         Name and Address                      Number of Shares     Percentage
         ----------------                      ----------------     ----------
         529452 B.C. Ltd.(1)                      3,229,756             13.8%
         Vancouver, B.C.

         Transamerica Life Insurance Company      2,506,500             10.7%
         of Canada (3)
         Toronto, ON

         Gary McIntosh (1)                           48,733              0.2%
         Burnaby, B.C.

         Jim McIntosh(1)(2),                        338,234              1.4%
         Anmore, B.C.

         Notes:     (1)  The issued share capital of 529452 B.C.  Ltd.  consists of 100 Class A voting shares and 100 Class B non-voting shares and 1,000 Class C preferred shares and 1,000
                         Class D preferred shares.  Gary McIntosh holds 49 Class
                         A voting shares, 49 Class B non-voting shares and all 1,000 of the Class C preferred shares. Jim McIntosh holds 51 of the Class A voting shares, 51 of the Class
                         B non-voting shares and all 1,000 of the Class D preferred shares.
                    (2)  Jim  McIntosh  also  holds  options to  purchase  up to
                         475,041 Common Shares. A total of 350,043 options have an exercise price of $1.00 per Common Share expiring on September 8, 2002 and a total of 124,998 options have an exercise price of $13.20 per Common Share expiring on December 10, 2004.
                    (3)  The Company has derived  this  information  from public filings  by  Transamerica  Life  Insurance  Company  of
                         Canada.


                             EXECUTIVE COMPENSATION

Aggregate Compensation

For the fiscal year ended December 31, 2000, there were 6 executive officers of the Company and the aggregate cash compensation paid to them by the Company was $1,025,867. Except as described herein, there are no plans in effect pursuant to which cash or non-cash compensation was paid or distributed to such executive officers during the most recently completed financial year or is proposed to be paid or distributed in a subsequent year.

Compensation Tables

The following table sets forth all compensation paid in respect of the Chief Executive Officer of the Company and any person serving as executive officer at the end of the most recently completed fiscal year of the Company whose total salary and bonus exceeded $100,000 plus any additional individuals who were not executive officers at the end of the fiscal year, but who would otherwise have been included (the "Named Executive Officers") for the years ended December 31, 2000, 1999 and 1998.

                                            SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------
                                                                              Long-term
                                                 Annual Compensation      Compensation Awards
                                        ------------------------------   -----------------------
Name and Principal Position                                                Securities Under         All Other
                                 Year     Salary     Bonus      Other      Options Granted        Compensation
                                            $          $          $               #                    $
-------------------------------------------------------------------------------------------------------------------
Jim McIntosh                     2000    150,077     20,500     19,654           NIL                  NIL
President and Chief Executive    1999    110,000     95,933      NIL           250,000                NIL
Offer and a Director(1)          1998    110,000     80,000      467             NIL                  NIL
-------------------------------------------------------------------------------------------------------------------
Bijan Sanii(2)(3)                2000    140,000     27,000      NIL           117,000                NIL
President and Chief Operating    1999    110,000    147,674     7,500          290,000                NIL
Officer                          1998     97,308    176,000     6,756            NIL                  NIL
-------------------------------------------------------------------------------------------------------------------
Todd Carter                      2000    140,000     52,500      NIL            90,000                NIL
-------------------------------------------------------------------------------------------------------------------
Sal Visca                        2000    180,000     15,833      NIL             NIL                  NIL
Chief Technology Officer         1999     10,385     60,000      NIL           117,000                NIL
                                 1998      NIL        NIL        NIL             NIL                  NIL
-------------------------------------------------------------------------------------------------------------------
Ron Jasper                       2000    142,817     39,360     6,427           45,000                NIL
Vice President, Marketing,       1999     90,000     17,178     2,000           25,000                NIL
Wireless Division                1998     80,000      5,645     4,000           72,000                NIL
-------------------------------------------------------------------------------------------------------------------

  Notes:  (1)  Mr. McIntosh resigned as President and Chief Executive Officer of the Company on July 5, 2000.
          (2) Mr. Sanii was appointed Acting President and Chief Executive Officer effective July 5, 2000 and was appointed President on November 9, 2000. Mr. Sanii resigned as Acting Chief Executive Officer on February 15, 2001 and resigned as President and Chief Operating Officer effective August 8, 2001.
          (3) In December 2000, Mr. Thomas Koll was appointed Chief Executive Officer commencing February 15, 2001. Mr. Thomas Koll was appointed President on August 16, 2001.




Options to Purchase Securities

A total of 252,000 options to purchase Common Shares of the Company were granted to the Named Executive Officers during the fiscal year ended December 31, 2000. These options are described in the table set forth below:

-----------------------------------------------------------------------------------------------------------
                                  % of Total
                               Options Granted                     Market Value of
              Common Shares    to Employees in      Exercise        Common Shares
Name          Under Options     Financial Year     Price per      Underlying Options
                 Granted                          Common Share   on the Date of Grant     Expiration Date
-----------------------------------------------------------------------------------------------------------
Bijan Sanii       117,000              4.6           $11.85           $11.85           September 15, 2005
-----------------------------------------------------------------------------------------------------------
Todd Carter        90,000              3.5           $10.40           $10.40           September 23, 2005
-----------------------------------------------------------------------------------------------------------
Ron Jasper         45,000              1.8            $9.90            $9.90           October 11, 2005
-----------------------------------------------------------------------------------------------------------

Notional Year-End Option Values

Options to acquire a total of 193,837 Common Shares of the Company were exercised by the Named Executive Officers during the last completed financial year. The notional value of unexercised but exercisable/unexercisable options at year end is set out in the table below:

                             YEAR END OPTION VALUES

------------------------------------------------------------------------------------------------------------------
                                                                                        Value of Unexercised but
                                                             Unexercised Options at      Exercisable Options at
                        Securities                                Year End(1)                 Year End (2)
                        Acquired on     Aggregate Value               (#)                          ($)
        Name           Exercise (#)       Realized ($)     Exercisable/Unexercisable    Exercisable/Unexercisable
---------------------------------------------------------------------------------------------------------------
Jim McIntosh                NIL                  NIL            433,375 / 41,668            $1,505,185 / NIL
---------------------------------------------------------------------------------------------------------------
Bijan Sanii              56,847           $1,325,323            89,505 / 291,418            $70,281 / $65,450
---------------------------------------------------------------------------------------------------------------
Todd Carter              83,100           $2,332,336            87,650 / 189,250           $112,807 / $27,608
---------------------------------------------------------------------------------------------------------------
Sal Visca                   NIL                  NIL            39,000 / 78,000              $3,900 / $7,800
---------------------------------------------------------------------------------------------------------------
Ron Jasper               53,890           $1,006,208            24,866 / 86,868            $68,450 / $103,068
---------------------------------------------------------------------------------------------------------------

         Notes:   (1)  Options to purchase Common Shares.
                  (2) Maximum notional value at December 31, 2000 based upon the December 29, 2000 closing price of the Common Shares on The Toronto Stock Exchange of C$5.30.


Termination of Employment, Change in Responsibilities and Employment Contracts

The Company's policy is to require all employees, including its Named Executive Officers, to enter into agreements requiring the non-disclosure of confidential information of the Company, and the assignment and confirmation of the Company's ownership of all intellectual property rights in the course of such employee's employment with the Company.

Thomas Koll was appointed Chief Executive Officer of the Company commencing February 15, 2001. Mr. Koll has entered into an employment agreement with the Company which provides that, if he is terminated without cause, he shall be given: (a) 12 months written notice; or (b) 12 months salary, which is currently US$350,000, and immediate vesting of options which would have vested during the following 12 months. In the event of a "change of control" of the Company and, as a result, Mr. Koll's position with the Company is changed or he ceases to serve as a member of the Board of Directors of the Company, Mr. Koll may elect to be deemed to have been terminated without cause in accordance with the foregoing provisions, provided that all unvested options shall vest immediately.

The Company has entered into an employment agreement with Sal Visca, Chief Technology Officer, which provides that the Company will pay Mr. Visca a retention bonus of $175,000, payable in the following circumstances and at the earliest of the following times: (a) if his employment is neither terminated by him, nor by the Company for cause prior to July 31, 2003, on August 1, 2003; (b) if he voluntarily terminates his employment or if the Company terminates his employment for cause between August 1, 2002 and July 31, 2003, on the day after his employment is so terminated; or (c) if his employment is terminated by the Company without cause at any time before July 31, 2003, then on the day after his employment is terminated.

Except as described above, no Named Executive Officer has any special compensatory plan or arrangement, including payment to be received from the Company or any of its subsidiaries, if such plan or arrangement results or will result from the resignation, retirement or any other termination of employment of the Named Executive Officer's employment with the Company and its subsidiaries or from a change of control of the Company or any subsidiary or a change in the Named Executive Officer's responsibilities following a change-in-control where the amount involved, including all periodic payments or instalments, exceeds $100,000.

Composition of Compensation Committee

The Compensation Committee consists of Jim McIntosh, Scot Land and David Neale, all of whom are unrelated directors.

Report on Executive Compensation

The Compensation Committee is responsible for establishing management compensation based on Board evaluation of management performance. It is the responsibility of the Compensation Committee to ensure management compensation is competitive to enable the Company to continue to attract talented individuals. The Chief Executive Officer meets with the Compensation Committee annually to receive their recommendations. All final decisions require Board approval.

It is the policy of the Compensation Committee to compensate management for performance using three forms of remuneration: base salary, cash bonus and stock option grants. Base salary is determined largely by reference to market conditions, while annual incentive cash and stock option awards provide the opportunity for cash compensation and enhanced share value based upon exceptional individual and departmental performance and the overall success of the Company in any given year. The Compensation Committee does not have a pre-determined performance based compensation plan but rather reviews the performance of each Named Executive Officer at the end of each fiscal year.

Jim McIntosh, the Company's Chief Executive Officer, resigned in July 2000. As a result, the Compensation Committee conducted a lengthy search for a replacement and Mr. Thomas Koll was hired and commenced employment on February 15, 2001. In the interim period, Mr. Bijan Sanii, the President and Chief Operating Officer, was appointed Acting Chief Executive Officer. Mr. Sanii was paid a salary which the Compensation Committee believes was commensurate with a person acting as interim Chief Executive Officer of a comparable company but was significantly lower than would have been paid for a new permanent Chief Executive Officer of a comparable company. In considering comparable companies, the Compensation Committee considered, among other things, the industry in which the Company operates, the competitive landscape for hiring executives within this industry, the public nature of the Company, the market capitalization of the Company and the responsibilities of the Chief Executive Officer.

The Compensation Committee also considered the form and amount of compensation provided to each of the other Named Executive Officers. The Compensation Committee generally awarded bonuses and granted stock options based upon the success of the Company during 2001, including the advancement of the development of the Company's technology, the meeting of corporate finance milestones and the development of important long-term strategic alliances. The Compensation Committee also reviewed the annual salaries of each of the other Named Executive Officers and established their salaries at levels which the Compensation Committee believes are competitive with comparable companies as described above. The Compensation Committee believes that, to the extent possible, the Company should continue to incentivize all of the Named Executive Officers through a combination of stock option grants and performance based bonuses as opposed to general increases in annual salary.

Performance Graph

The Common Shares of the Company currently trade on The Toronto Stock Exchange (the "TSE") under the symbol "IW". The Common Shares were listed on the TSE on October 14, 1999. Prior to listing on the TSE, the Common Shares were listed on the Vancouver Stock Exchange (the "VSE") on October 14, 1997 and were delisted from the VSE on November 26, 1999. The following chart compares the total cumulative shareholder return for $100 invested in Common Shares of the Company on October 14, 1997, with the cumulative total return of the TSE 300 Index for the period from October 14, 1997, to December 31, 2000.

                                     Total Shareholder Return on $100 Investment
                                        (October 14, 1997 to December 29, 2000)

          10/14/      10/31/     11/28/   12/31/  1/30/    2/27/    3/31/    4/30/   5/29     6/30/     7/31/   8/31/    9/30
           97          97          97       97     98       98       98       98      98       98        98      98       98
          ------      ------     ------   ------ ------   ------   ------   ------  ------   ------    ------  ------    ------
IW        100.00      97.73      77.27    90.91   68.18   122.73   138.64   125.00   129.55    90.91    77.27   45.45    56.82
TSE       100.00      95.45      90.85    93.45   93.46    98.94   105.44   106.92   105.87   102.76    96.69   77.15    78.31


           10/30      11/30/     12/31    1/29/   2/26/    3/31/    4/30/    5/31/   6/30/     7/30/   8/31/   9/30     10/29/
            98         98         98       99      99       99       99       99      99        99      99      99        99
          ------      ------     ------   ------ ------   ------   ------   ------  ------   ------    ------  ------    ------
IW         53.18      54.55      47.73    85.91   61.82    60.45   175.00   192.27   159.09   167.73   156.82  159.09   138.64
TSE        86.60      88.49      90.47    93.87   88.06    92.04    97.85    95.44    97.79    98.78    97.24   97.06   101.22


          11/30/     12/31/     1/31/     2/29    3/31/      4/28     5/31/    6/30/    7/31/     8/31/     9/29     10/31/
            99         99        00        00      00         00       00       00       00        00        00        00
          ------     ------    ------   -------  -------   -------   ------   ------   ------    ------    ------    ------
IW        281.82     734.09    1068.18  1909.09  1418.18   1004.55   495.45   747.73   534.09    547.73    477.27    509.09
TSE       104.94     117.37     118.31   127.34   131.99    130.39   129.06   142.22   145.16    156.90    144.77    134.47


          11/30       12/29
            00          00
          ------      ------
IW        272.73      240.91
TSE       123.03      124.62


Compensation of Directors

No remuneration was paid to the current Directors of the Company in their capacity as Directors, for the fiscal year ended December 31, 2000.

There are currently no agreements or arrangements with any Directors of the Company in respect of cash compensation in their capacity as Directors, other than incentive stock options granted to such Directors.

No pension plan or retirement benefit plans have been instituted by the Company and none are proposed at this time.

                  INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

No Director, Officer, Promoter, or member of Management of the Company has been indebted to the Company at any time during the previous fiscal year.

                  INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

Except as described herein, no director, nominee for director, senior officer or principal shareholder of the Company, or any associate or affiliate of such person, has any material interest, direct or indirect, in any material transaction since the commencement of the Company's last financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries, except as set out herein. See also "Executive Compensation".

David J. Wedge Law Corporation, a corporation controlled by David J. Wedge, a former Director of the Company, provides legal services to the Company for fees.

On January 4, 2001, the Company made an interest free loan to Jim McIntosh, a director of the Company, in the amount of $1,000,000. This loan was repaid in its entirety on February 26, 2001. The loan facilitated the purchase of 200,000 Common Shares of the Company by Thomas Koll, the current Chief Executive Officer of the Company, from Jim McIntosh.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the Directors or Senior Officers of the Company, no management nominee for election as a Director of the Company, none of the persons who have been Directors or Senior Officers of the Company since the commencement of the Company's last completed financial year and no associate or affiliate of any of the foregoing has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting other than as disclosed under the heading "Particulars of Matters to be Acted Upon".

                              MANAGEMENT CONTRACTS

The management functions of the Company are performed by the Company's directors and senior officers and the Company has no management agreements or arrangements under which such management functions are performed by persons other than the directors and senior officers of the Company.

                     PARTICULARS OF MATTERS TO BE ACTED UPON

Credit Facility Agreement

Effective July 24, 2001, Mr. Thomas Koll, the Chief Executive Officer of the Company, agreed to make available to the Company a credit line of up to US$5,000,000 (the "Credit Facility"). The Company may draw down on the Credit Facility at any time.

In addition, Mr. Koll has agreed that he will subscribe for US$1,000,000 in the next equity financing completed by the Company during the next 6 months, provided that the member approval described below is obtained. This subscription may be completed by appropriate reduction in any principal owing under the Credit Facility.

The Credit Line was established to strengthen the Company's financial position and to provide the Company an opportunity to consider additional funding alternatives on terms most advantageous to the Company and its members.

The Credit Line shall mature and become due and payable on demand any time after the earlier of: (a) January 23, 2002; and (b) immediately in the event the member approval described below is not obtained. The principal outstanding bears interest at a rate of 8% per annum and interest is payable at maturity. The Credit Facility is secured by a first charge on all of the present and after acquired personal property of the Company. The Company has also agreed to pay Mr. Koll US$50,000 for the purposes of covering his fees and expenses in negotiating and establishing the Credit Line.

As partial consideration for the Credit Facility, the Company agreed to issue to Mr. Koll warrants (the "Koll Warrants") to purchase up to 3,510,455 common shares (the "Koll Warrant Shares") at a price of Cdn $1.10 per share expiring July 24, 2004. Under the rules and policies of the Toronto Stock Exchange, the Koll Warrants cannot be exercised unless the issuance of the Koll Warrant Shares is authorized by an ordinary resolution of members, excluding the votes attached to any shares held by Mr. Koll or his associates and affiliates. Accordingly, members, excluding Thomas Koll and his associates and affiliates, will be asked to approve the following ordinary resolution at the Meeting:

                  BE IT RESOLVED THAT the possible issuance of up to 3,510,455 common shares in the capital of the Company to Mr. Thomas Koll, the President and Chief Executive Officer of the Company, upon the exercise of warrants at an exercise price of Cdn$1.10 per share and with an expiry date of July 24, 2004 is hereby authorized and approved.

A copy of the agreements relating to the Credit Facility are available for inspection during normal business hours at the head office of the Company in Burnaby, British Columbia.

Private Placement

Terms of the Private Placement

On July 30, 2001, the Company announced a private placement financing (the "Private Placement") of a minimum of US$5,000,000 (the "Minimum Offering") and a maximum of US$10,000,000 of Special Warrants. The Company has appointed Commonwealth Associates L.P. ("Commonwealth") and Canaccord Capital Corporation ("Canaccord") (collectively, the "Agents") to offer the Special Warrants on a best efforts agency basis. The amount of the Private Placement may be increased by up to US$5,000,000 to US$15,000,000 to cover over-subscriptions.

Each Special Warrant will be exercisable without payment of additional consideration for Units (the "Units") comprised of Common Shares and purchase warrants (the "Warrants") to acquire Common Shares. Upon exercise of the Special Warrants, each Common Share and one-half Warrant will be issued at an effective price equal to 85% of the weighted average trading price of the Common Shares on the TSE for the five trading days ending on the business day preceding the Closing (as defined below) (the "Closing Price").

The Special Warrants shall be priced immediately prior to closing of the Private Placement as described below. Accordingly, it is not possible at this time to determine the specific number of Common Shares and Warrants which may be issuable under the Private Placement. Assuming that the five-day weighted average of the Common Shares is $1.00, the Closing Price shall be $0.85 (or approximately US$0.56 based upon an exchange ratio of Cdn.$1.00 = US$0.66), the total number of Common Shares which may be issued under the Private Placement is as follows:

                                            Minimum Offering     Maximum Offering(1)
                                             (US$5,000,000)        (US$10,000,000)
                                          --------------------  ------------------
Common Shares:                                    8,928,571            17,857,142

Common Shares issuable upon exercise of
Warrants:                                         4,464,285             8,928,571

Common Shares issuable upon exercise of             669,643             1,339,286

Common Shares issuable upon exercise of
Compensation Warrants(2):                           133,929               267,858
                                                   --------              --------
         Total:                                  14,196,428            28,392,857

Notes:    (1)  The Maximum  Offering may be increased by up to  US$5,000,000  to
               US$15,000,000 to cover over-subscriptions.
          (2)  These  Compensation  Warrants  shall be  reduced on a one for one basis for any Agents' Warrants issued to Canaccord. See "Agents" below.

Thomas Koll, the Chief Executive Officer of the Company, has agreed to purchase US$1,000,000 of Special Warrants under the Private Placement, provided that member approval with respect to the possible issuance of the Koll Warrant Shares described above is obtained. In the event that the Private Placement is completed prior to such member approval being obtained, Mr. Koll may elect to complete the subscription on the basis that his Special Warrants will be repurchased in the event the member approval of the issuance of the Koll Warrant Shares is not obtained. Under the rules of the TSE, Mr. Koll's subscription for Special Warrants will not be at a discount to the market price (i.e. the 15% discount applicable to other subscribers will not apply for Mr. Koll).

Terms of the Special Warrants

As noted above, each Special Warrant will be exercisable without payment of additional consideration for Units (the "Units") comprised of Common Shares and purchase warrants (the "Warrants") to acquire Common Shares. The Common Shares and the Warrants comprising the Units will separate immediately after issuance of the Units upon exercise of the Special Warrants.

The Company has agreed to use its reasonable efforts to obtain receipts from the securities regulatory authorities in each of the provinces of British Columbia and Ontario (the "Receipts") for a final prospectus relating to the distribution of the Units dated on or before 90 days after the closing of the Private Placement. The Special Warrants will be automatically exercised for Units without any action on the part of the holder on the earlier of: (a) the third business day following the date Receipts are received; or (b) 12 months after the closing of the Private Placement.

The Special Warrants will be issued under and governed by a special warrant indenture (the "Special Warrant Indenture ") to be entered into between the Company and Computershare Trust Company of Canada (the "Trustee").

The foregoing is a summary only of the Special Warrants and is qualified and subject to the more detailed provisions of the Special Warrant Indenture. A copy of the Special Warrant Indenture may be reviewed during normal business hours at the head office of the Company in Burnaby, British Columbia.

Terms of the Warrants

Each whole Warrant will entitle the holder thereof to purchase one Common Share at a price equal to 130% of the Closing Price until the date (the "Warrant Expiration Date") which is the earlier of: (a) three years from the closing of the Private Placement and (b) 30 days after the Company gives written notice that the closing trading price for the Common Shares has equalled or exceeded at least Cdn.$9.00 for a period of 20 consecutive trading days ending within five days of the mailing of the notice, provided the Common Shares are at the time trading on the TSE, the New York Stock Exchange, the American Stock Exchange, the Nasdaq SmallCap Market or Nasdaq National Market and the Common Shares underlying the Warrants are not subject to any lock-up provisions imposed by the Company or Commonwealth.

The Warrants also provide for a method of "cashless exercise" which will allow the holder to exchange a Warrant, in whole or in part for that number of Common Shares (rounded to the next highest integer) equal to (i) the number of Common Shares specified by the holder (the "Total Number") less (ii) the number of Common Shares equal to the quotient obtained by dividing (x) the product of the Total Number and the existing exercise price of the Warrant by (y) the current market value of a Common Share. This formula applies only when the prevailing market price is higher than the exercise price of the Warrants, and results in the Company issuing fewer Common Shares, while the holder of Warrants obtains the same economic value.

The Warrants shall be issued in registered form under a warrant indenture (the "Indenture") between the Company and Computershare Trust Company of Canada (the "Trustee"). The Indenture shall contain customary provisions designed to protect the holders of Warrants against dilution upon the happening of certain events.

The foregoing is a summary only of the Warrants and is qualified and subject to the more detailed provisions of the Indenture. A copy of the Indenture may be reviewed during normal business hours at the head office of the Company in Burnaby, British Columbia.

Agents

Under an agency agreement dated July 27, 2001 (the "US Agency Agreement") between the Company and Commonwealth and letter agreement dated July 30, 2001 between the Company and Canaccord (the "Canadian Agency Agreement") (the US Agency Agreement and Canadian Agency Agreement are, collectively, the "Agency Agreements"), the Agents agreed to offer the Special Warrants for sale, as agents for the Company, on a best efforts basis. The Offering Price of the Special Warrants was determined by negotiation between the Company and the Agents.

The Agency Agreements provide for payment by the Company of an aggregate cash commission (the "Agents' Commission") to the Agents in the amount equal to 7.0% of the gross proceeds of the sale of Special Warrants.

The Company has also agreed to issue to the Agents, as additional consideration for their services, non-transferable warrants (the "Agents' Warrants") to purchase up to that number of units equal to 7.5% of the Special Warrants sold by the Agents, for a period of three years (or two years if required by applicable regulatory authorities), exercisable at a price equal to the Closing Price divided by 0.85. These units shall be on the same terms as the Units under the

Private Placement except that the common share purchase warrants shall not expire early in the event the trading price of the Common Shares exceeds Cdn.$9.00 (See "Terms of the Warrants"). The Agents will also be reimbursed for all reasonable expenses incurred in connection with the Private Placement.

Under the Canadian Agency Agreement, Canaccord has also agreed to act as fiscal advisor to the Company and shall receive on the closing of the private placement a fee (the "Fiscal Advisor Fee") for such services which fee is payable as follows: (a) US$100,000 cash; and (b) the issuance of a Compensation Warrant which, upon exercise, will entitle Canaccord to purchase such number of units equal to 1.5% of the number of Special Warrants sold by the Agents, for a period of three years (or two years if required by applicable securities regulatory authorities) from the Closing Date, at a price equal to the Purchase Price divided by 0.85. These units shall be on the same terms as the Units under the Private Placement except that the Common Share purchase warrants shall not expire early in the event the trading price of the Common Shares exceeds Cdn.$9.00 (See "Terms of the Warrants"). The Fiscal Advisor Fee shall be offset against any Agent's Commission and Agent's Warrants payable to Canaccord.

Under the US Agency Agreement, if: (a) the Company advises Commonwealth that it is no longer interested in pursuing the Private Placement for any reason (other than an inability to obtain any required regulatory approval, or as a result of the exercise of a termination right under the US Agency Agreement); and (b) prior to January 24, 2002, the Company completes, in one or more transactions, any equity or debt financing, or mergers with or otherwise acquires another company, in circumstances where such financing(s) or the value of such company(ies) exceeds an aggregate of US$5,000,000, then, in addition to any reimbursement of expenses, the Company shall pay to Commonwealth a financial advisory and structuring fee of US$250,000. This fee shall be payable, at Commonwealth's option, in either (a) cash or (b) subject to regulatory approval, Common Shares at a price equal to the closing price of the Common Shares on the TSE on the date the Company elects not to proceed with the Private Placement.

Under the US Agency Agreement, if at least US$5,000,000 of Special Warrants are sold by Commonwealth under the Private Placement, Commonwealth shall be entitled to appoint one person to the Board of Directors of the Company to serve until the next Annual General Meeting of the Company, provided that if less than US$8,000,000 of Special Warrants are sold by Commonwealth under the Private Placement, Commonwealth's appointee shall meet the Canadian residency requirements under the Company Act (British Columbia). Thereafter, management of the Company will nominate and use reasonable efforts to cause to be elected one nominee of Commonwealth. Commonwealth's nominee shall resign, if requested by the Company, at any time that the total shareholdings of Commonwealth and the purchasers sold Special Warrants by Commonwealth under the Private Placement hold less than 10% of the number of Common Shares issued and outstanding from time to time.

Under the US Agency Agreement, the Company has agreed that the compensation of the Company's executive officers shall not increase during the three-year period following the Initial Closing without the approval of a majority of the independent members of the Company's Board of Directors.

The obligations of the Agents under the Agency Agreements may be terminated upon the occurrence of certain states events, including any change in the market for securities in general or in political, financial or economic conditions which, in the Agents' reasonable judgement, makes it inadvisable to proceed with the Private Placement.

The Agency Agreements also provide that the Company will indemnify the Agents and their directors, officers, employees and agents against certain liabilities and expenses or will contribute to payments that the Agents may be required to make in respect thereof.

Subject to applicable law, the Agents and their employees and affiliates may purchase Special Warrants in the Private Placement. Such Special Warrants will be counted towards the Minimum Offering.

Completion of the Private Placement is conditional upon, among other things, receipt of all applicable regulatory approvals.

Escrow

In the event the Private Placement closes prior to receipt of the member approval described below, the gross proceeds will be placed in escrow with the Trustee of the Special Warrants and the Special Warrants shall not be exercisable until member approval is obtained. If this member approval is not obtained by October 1, 2001, the Company shall repurchase all previously issued Special Warrants for the issue price plus interest earned on such funds while held in escrow. Upon receipt of the foregoing member approval, 70% of the gross proceeds of the Private Placement will be released to the Company. The remaining 30% of the gross proceeds shall remain in escrow until, and shall be released to the Company upon, issuance of the Receipts for the final prospectus qualifying distribution of the Units.

Member Approval and Alternative Private Placements

Under the rules and policies of the TSE, the aggregate number of securities which are to be issued or made subject to issuance pursuant to private placement transactions during any six month period must not exceed 25% of the number of securities of the issue which are outstanding (on a non-diluted basis) prior to giving effect to such transaction. The TSE will ordinarily permit a company to exceed this limitation only with member approval

As the number of Common Shares which may be issuable under the Private Placement will likely exceed 25% of the number of Common Shares which are outstanding, the Special Warrants may not be exercised until the issuance of the Common Shares and the Warrants comprising the Units is approved by an ordinary resolution of members.

In addition, in the event that the Private Placement does not close for any reason or closes with less than the full US$15,000,000 subscribed for, the Company may desire to complete one or more other private placements (or transactions treated as private placements by the TSE). Each such other private placement may require member approval. Accordingly, the Company would like members to approve that, if the Private Placement is not completed for any reason or closes with less than the full US$15,000,000 subscribed for, the Company may complete one or more other private placements on terms not less favourable, as determined by the Board of Directors, than the Private Placement, provided that the total amount of the Private Placement and/or such other private placements shall not exceed US$15,000,000. Management believes that it is prudent to seek such approval as it will reduce the significant expense and time of holding an additional meeting of members to approve other private placements. Any other private placement proceeded with by the Company will be subject to the following additional restrictions:

     (a)  it must be substantially with parties at arm's length to the Company;

     (b)  it cannot materially affect control of the Company;

     (c) it must be completed within a twelve month period following the date the shareholder approval is given; and

     (d)  it must comply with the private placement pricing rules of the TSE.

The TSE retains the discretion to decide whether or not a particular private placement will be subject to additional specific shareholder approval.

Accordingly, members will be asked at the Meeting to approve the following ordinary resolution:

          BE IT RESOLVED THAT:

          1. the Private Placement of a minimum of US$5,000,000 and a maximum of US$10,000,000 (as may be increased by up to US$5,000,000 to US$15,000,000 to cover over-subscriptions) of Special Warrants, all as more particularly described in the Company's Information Circular dated August 20, 2001, is hereby confirmed and approved;

          2. upon exercise of the Special Warrants, the issuance of Common Shares comprising part of the Units and the issuance of Common Shares issuable upon the exercise of the Warrants comprising part of the Units, all as more particularly described in the Company's Information Circular dated August 20, 2001, are hereby authorized and approved; and

          3. in the event the Private Placement does not close for any reason or closes with less than the full US$15,000,000 subscribed for, the Board of Directors of the Company be authorized to complete one or more other private placements (or transactions treated by the TSE as private placements) on terms not less favourable, as determined by the Board of Directors, than the terms of the Private Placement, provided that the total amount of the Private Placement and such other private placements shall not exceed US$15,000,000.

Amendment to Articles

Section 10.2 of the Articles of the Company currently provides that the requirement for quorum at a general meeting of members is as follows:

          "10.2 Save as provided in Article 10.4 a quorum for a general meeting is two individuals who are members, proxy holders representing members or duly authorized representatives of corporate members personally present and representing shares aggregating not less than 10% of the issued shares of the Company entitled to be voted at the meeting."

Under the US Agency Agreement, the Company covenanted that it would seek approval of its members to increase this quorum requirement to a 25% threshold. Accordingly, members will be asked at the Meeting to approve the following ordinary resolution:

          BE IT RESOLVED THAT:

          1. Section 10.2 of the Articles be amended by deleting "10%" and inserting "25%".

          2. Notwithstanding the approval of this resolution and without further notice to, or approval of members, the directors may revoke this resolution prior to its filing with the Registrar of Companies (British Columbia).

All other provisions in the articles concerning quorum for meetings will remain unchanged.

Increase in Authorized Capital

The Company's authorized capital currently consists of 100,000,000 Common Shares without par value. Under most corporate statutes in Canada, including the Canada Business Corporations Act, a company may have an "unlimited" number of common shares. This is not possible under the Company Act (British Columbia).

The Company has currently issued 23,411,003 Common Shares and has outstanding warrants, rights and other obligations to purchase at least 10,122,363 Common Shares, as well as certain obligations under the Company's Shareholders' Rights Plan. In addition, the Private Placement described above will cause the Company to issue, and have reserved for issuance, a significant number of additional Common Shares. Accordingly, management of the Company propose that the authorized capital of the Company be increased to 200,000,000 Common Shares without par value. The proposed increase will permit the Company to issue and reserve for issuance a greater number of Common Shares in order to permit, among other things, future equity financings, acquisitions and corporate transactions.

The increase in authorized capital must be approved by an ordinary resolution under Section 6.1 of the Articles of the Company. Accordingly, members will be asked at the Meeting to approve the following ordinary resolution:

          BE IT RESOLVED THAT:

          1. the authorized capital of the Company be increased by creating 100,000,000 additional common shares without par value and that paragraph 2 of the Memorandum of the Company be altered to read as follows:

               "2. The authorized capital of the Company consists of 200,000,000 common shares without par value."

          2. notwithstanding the approval of this resolution and without further notice to, or approval of members, the directors may revoke this resolution prior to its filing with the Registrar of Companies (British Columbia).

Stock Option Plan

Background

The Company has a Director and Employee Stock Option Plan (the "Plan"). The principal purposes of the Plan are to promote a proprietary interest in the Company among its directors and employees; to retain, attract and motivate qualified directors, officers and employees; to provide a long-term incentive element in overall compensation; and to promote the long-term profitability of the Company.

The Plan is administered by the Board of Directors. Options may be granted at any time to any director, senior officer, full-time employee or consultant of the Company, taking into consideration his or her contribution to the success of the Company and any other factors which the Board of Directors may deem proper and relevant, provided that a director to whom any option may be granted may not participate in the discussion of the Board of the Directors to grant such option.

Under the rules and policies of the TSE, the Plan must specify the maximum number of Common Shares issued in the past and issuable in the future under the Plan. The Plan currently specifies that the maximum number is 7,040,045. The Company has previously issued 1,568,679 Common Shares upon the exercise of options under the Plan and there are currently 5,471,366 Common Shares available for issuance under the Plan. Of these, the Company has previously issued 5,122,713 options which are currently outstanding. All of the options previously issued under the Plan have exercise prices that exceed the current market price of the Common Shares. There are currently only 348,653 options available for issuance under the Plan.

Proposed Increase in Common Shares Available for Issuance

The Board of Directors is very concerned about the retention and motivation of its current employees. The Board of Directors believes it is in the best interests of shareholders to ensure that there are a greater number of options available to enable the Company to continue to attract, retain and motivate key personnel.

Subject to the Company raising a minimum of US$5.0 million of additional equity, the Board of Directors would like to be permitted to have an additional 1,528,634 Common Shares reserved for issuance under the Plan. This requires that the Plan be amended so that the specified maximum number of Common Shares issuable in the past and in the future is increased from 7,040,045 to 8,568,679 Common Shares.

As noted above, the Company currently has 5,471,366 Common Shares available for issuance under the Plan, which represents approximately 23.4% of issued and outstanding Common Shares. After giving effect to an additional equity investment and the proposed increase in the number of Common Shares available for issuance under the Plan, the number of Common Shares authorized for issuance under the Plan would be as follows:

                                                        US$5,000,000         US$10,000,000
                                       Current       Equity Investment     Equity Investment
Common Shares currently
     outstanding:                     23,411,003          23,411,003            23,411,003
Additional Common Shares to be               Nil           8,928,571            17,857,142
   issued                             ----------          ----------           -----------
Total Common Shares outstanding:      23,411,003          32,339,574            41,268,145

Common Shares available for            5,471,366           7,000,000             7,000,000
     Options:

Common Shares available for Options
as a percentage of total Common
Shares outstanding:                        23.4%               21.6%                 17.0%


Note: (1) For the purposes of the  foregoing,  the number of  additional  Common
          Shares to be issued is based on the terms of Private Placement with a Closing Price of $0.85. See "Private Placement" above.

Accordingly, members will be asked at the Meeting to approve the following ordinary resolution:

          BE IT RESOLVED THAT: subject to the Company completing equity financing(s) raising aggregate gross proceeds of at least US$5,000,000, the Plan be amended to increase the number of Common Shares available for issuance under the Plan from 7,040,045 to 8,568,679 Common Shares.

A copy of the Plan is available for inspection during normal business hours at the head office of the Company in Burnaby, British Columbia.

Other Matters

The Company will consider and transact such business as may properly come before the Meeting or any adjournment thereof. The management of the Company knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting. Should any other matters properly come before the Meeting, the shares represented by the proxy solicited hereby will be voted on such matter in accordance with the best judgement of the persons voting by such proxy.

Matters which may properly come before the Meeting shall be any matter not effecting change in the Articles or Memorandum of the Company, not effecting a change of control of the Company, or not disposing of all or substantially all of the assets of the Company.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                  "Todd Carter"

                                   Todd Carter
                             Chief Financial Officer